Exhibit 99.1

Contact:	Michele Quintaglie, UTC	FOR IMMEDIATE RELEASE
	(860) 493-4364	www.utc.com

United Technologies Announces Early Tender Results
and Pricing for Cash Tender Offers
and Increase in Partial Offer Cap

FARMINGTON, Conn., Feb. 27, 2020 – United Technologies Corporation (NYSE:  UTX) (“UTC”) today announced the reference yield and consideration for the previously announced cash tender offers (the “Offers”) for (1) any and all of its outstanding 4.500% Notes due 2020, 1.900% Notes due 2020, 3.350% Notes due 2021, 1.950% Notes due 2021, 2.300% Notes due 2022, 3.100% Notes due 2022 and 2.800% Notes due 2024 (the “Any and All Notes”) and (2) up to a total aggregate principal amount of $2,000,000,000 (the “Partial Offer Cap”) of its outstanding 2.650% Notes due 2026 and 3.650% Notes due 2023 (the “Partial Offer Notes” and, together with the Any and All Notes, the “Notes”).  The Offers are made pursuant to an Offer to Purchase for Cash and Solicitation of Consents, dated February 13, 2020 (the “Offer to Purchase”), previously forwarded to holders, which sets forth a description of the terms of the Offers.  The consideration to be paid in each of the Offers has been determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security (the “Reference U.S. Treasury Security”) specified on the cover page of the Offer to Purchase in the column entitled “Reference U.S. Treasury Security” and in the table below.  UTC has also announced that it has increased the Partial Offer Cap to $2,100,000,000.

Title of Security	CUSIP Number	Outstanding Principal Amount	Aggregate Principal Amount Tendered	Percent of Principal Amount Outstanding Tendered	Reference U.S. Treasury Security	Reference Treasury Yield	Bloomberg Reference Page	Fixed Spread (Basis Points)	Total Consideration(1)(2)
4.500% Notes due 2020	913017 BR9	$1,250,000,000	$597,888,000	47.83%	1.500% UST due 4/15/2020	1.643%	PX3	15	$1,003.49
1.900% Notes due 2020	913017 CM9	$1,000,000,000	$570,665,000	57.07%	2.375% UST due 4/30/2020	1.649%	PX3	7.5	$1,000.30
3.350% Notes due 2021	913017 DA4	$1,000,000,000	$814,175,000	81.42%	2.125% UST due 8/15/2021	1.183%	PX4	15	$1,029.20
1.950% Notes due 2021*	913017 CG2	$750,000,000	$533,892,000	71.19%	1.500% UST due 9/30/2021	1.666%	PX4	10	$1,010.74
2.300% Notes due 2022*	913017 CQ0	$500,000,000	$391,789,000	78.36%	1.875% UST due 3/31/2022	1.115%	PX5	10	$1,022.43
3.100% Notes due 2022	913017 BV0	$2,300,000,000	$1,670,069,000	72.61%	1.750% UST due 5/31/2022	1.102%	PX5	20	$1,039.87
2.800% Notes due 2024*	913017 CN7	$800,000,000	$651,559,000	81.44%	2.375% UST due 2/29/2024	1.101%	PX6	12.5	$1,061.51

Title of Security	CUSIP Number	Outstanding Principal Amount	Aggregate Principal Amount Tendered	Percent of Principal Amount Outstanding Tendered	Acceptance Priority Level	Reference U.S. Treasury Security	Reference Treasury Yield	Bloomberg Reference Page	Fixed Spread (Basis Points)	Total Consideration(1)(2)
2.650% Notes due 2026*	913017 CH0	$1,150,000,000	$430,549,000	37.44%	1	1.375% UST due 1/31/2025	1.104%	PX1	35	$1,073.11
3.650% Notes due 2023*	913017 DB2	$2,250,000,000	$1,885,470,000	83.80%	2	2.750% UST due 7/31/2023	1.092%	PX5	15	$1,079.55

(1)          Per $1,000 principal amount of Notes.

(2)          Includes the early tender payment of $30.00 per $1,000 principal amount of Notes for each series.

*          Denotes a series of Notes for which the calculation of the applicable Total Consideration (as defined below) was performed using the present value of such Notes as determined at 2:00 p.m. New York City time, on February 27, 2020 as if the principal amount of Notes had been due on the earliest date on which such series of Notes may be redeemed by UTC for the par value of such series of Notes rather than the maturity date.

UTC today also announced the early tender results as of 5:00 p.m. (New York City time) on February 27, 2020 (the “Early Tender Time”) for the Offers.  As of that time, $597,888,000 principal amount of the 4.500% Notes due 2020, $570,665,000 principal amount of the 1.900% Notes due 2020, $814,175,000 principal amount of the 3.350% Notes due 2021, $533,892,000 principal amount of the 1.950% Notes due 2021, $391,789,000 principal amount of the 2.300% Notes due 2022, $1,670,069,000 principal amount of the 3.100% Notes due 2022, $651,559,000 principal amount of the 2.800% Notes due 2024, $430,549,000 principal amount of the 2.650% Notes due 2026 and $1,885,470,000 principal amount of the 3.650% Notes due 2023 were validly tendered and not validly withdrawn in the Offers.  Holders of a majority of the aggregate principal amount outstanding of the 1.900% Notes due 2020, 3.350% Notes due 2021, 1.950% Notes due 2021, 2.300% Notes due 2022, 3.100% Notes due 2022 and 2.800% Notes due 2024 (but not the 4.500% Notes due 2020) (collectively, the “Modified Notes”) have also consented to the proposed amendments to the indentures governing the Modified Notes, and, following the acceptance for purchase of the Modified Notes at the Early Settlement Date, which is expected to be February 28, 2020 (the “Early Settlement Date”), UTC expects to enter into a supplemental indenture (the “Supplemental Indenture”) with respect to each series of Modified Notes pursuant to which the minimum optional redemption notice period for such series shall be reduced to three business days.  UTC expects to accept for purchase and pay for at the Early Settlement Date all of the Any and All Notes tendered and not validly withdrawn at or prior to the Early Tender Time.

UTC currently intends that on February 28, 2020, the Early Settlement Date, it will commence the redemption of all Any and All Notes that remain outstanding in accordance with the terms of the indentures governing such Any and All Notes (in the case of the Modified Notes, as such indentures are amended pursuant to the Supplemental Indenture).  UTC is not obligated to undertake any such redemption, and there can be no assurance that it will redeem any series of Any and All Notes that remain outstanding on or after the Early Settlement Date, or as to the timing of any such redemption or the amount of such Any and All Notes subject to any such redemption.

UTC also increased the Partial Offer Cap applicable to the Partial Offer Notes to $2,100,000,000.  The terms of the Offers with respect to the acceptance priority and proration of the Partial Offer Notes, as set forth in the Offer to Purchase, are unchanged.  Subject to the terms and conditions of the Offers for the Partial Offer Notes, and in light of the Partial Offer Cap and the acceptance priority levels noted in the Offer to Purchase and in the table above, UTC expects to accept for purchase and pay for at the Early Settlement Date, $430,549,000 principal amount of the 2.650% Notes due 2026 (representing 100% of the principal amount of such series of Notes validly tendered and not validly withdrawn as of the Early Tender Time) and $1,669,451,000 principal amount of the 3.650% Notes due 2023 (representing approximately 89% of the principal amount of such series of Notes validly tendered and not validly withdrawn as of the Early Tender Time).  Since the Offer for the Partial Offer Notes, giving effect to the increase in the Partial Offer Cap, was fully subscribed as of the Early Tender Time, holders who validly tender Partial Offer Notes following the Early Tender Time are not expected to have any of their Partial Offer Notes accepted for purchase.

Each Offer is scheduled to expire at 11:59 p.m., New York City time, on March 12, 2020, unless earlier terminated or extended by UTC in its sole discretion (such date and time, as the same may be extended with respect to any one or more of the Offers, the “Expiration Time”).  Holders who validly tendered and did not validly withdraw Notes at or prior to the Early Tender Time that are accepted for purchase will be eligible to receive the “Total Consideration,” which includes an early tender payment of $30 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”).  The Early Tender Premium is included in the Total Consideration for each series of Notes, and does not constitute an additional or increased payment.  In addition, in each case holders whose Notes are accepted for purchase will receive accrued and unpaid interest on their Notes up to, but excluding, the applicable settlement date, payable on the settlement date.   None of the Offers is conditioned on any of the other Offers or upon any minimum principal amount of Notes of any series being tendered.  UTC’s obligation to purchase, and to pay for, any Notes validly tendered pursuant to the Offers is subject to and conditioned upon the satisfaction of, or UTC’s waiver of, the conditions described in the Offer to Purchase.

UTC has determined that the completion of the private placements of notes of UTC’s subsidiaries, Carrier Global Corporation (“Carrier”) and Otis Worldwide Corporation (“Otis”), which also occurred on February 27, 2020, satisfies the funding condition of the Offers.  The Offers, unless earlier terminated or extended by UTC in its sole discretion, remain subject to certain other conditions, including the absence of any adverse legal and market developments.

UTC reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend or terminate the Offers; (iii) further increase the Partial Offer Cap applicable to the Partial Offer Notes; or (iv) otherwise amend the Offers in any respect.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities.  No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful.  The Offers are being made solely pursuant to the terms and conditions set forth in the Offer to Purchase.

Goldman Sachs & Co. LLC (“Goldman Sachs”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) are serving as Lead Dealer Managers for the Offers and Solicitation Agents for the Consent Solicitations and BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are each serving as a Co-Dealer Manager for the Offers and Co-Solicitation Agent for the Consent Solicitations.  Questions regarding the Offers and Consent Solicitations may be directed to Goldman Sachs at (800) 828-3182 (toll free) or (212) 902-6351 (collect) or to Morgan Stanley at (800) 624-1808 (toll free) or (212) 761-1057 (collect).  Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as the Tender Agent and Information Agent for the Offers, at the following telephone numbers:  banks and brokers at (212) 269-5550; all others toll free at (877) 478-5040.

About United Technologies Corporation

United Technologies Corp., based in Farmington, Connecticut, provides high-technology systems and services to the building and aerospace industries.  By combining a passion for science with precision engineering, the company is creating smart, sustainable solutions the world needs.  For more information about the company, visit our website at www.utc.com or on Twitter @UTC.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws.  From time to time, oral or written forward-looking statements may also be included in other information released to the public.  These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid.  Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning.  Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates, R&D spend, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits of the Rockwell Collins acquisition, the proposed merger with Raytheon Company (“Raytheon”) or the spin-offs by UTC of Otis and Carrier into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the proposed merger, the expected timing of completion of the proposed merger and the separation transactions, estimated costs associated with such transactions and other statements that are not historical facts.  All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements.  For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995.  Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which UTC and Raytheon operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions, natural disasters and pandemic health issues, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, and uncertain funding of programs); (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of the proposed merger and the separation transactions and other merger, acquisition and divestiture activity, including among other things the integration of or with other businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) future levels of indebtedness, including indebtedness that may be incurred in connection with the proposed merger and the separation transactions, and capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases by the combined company of its common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract awards and the potential inability to recover termination costs); (9) new business and investment opportunities; (10) the ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which UTC, Raytheon and the businesses of each operate, including the effect of changes in U.S. trade policies or the U.K.’s withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which UTC, Raytheon and the businesses of each operate; (17) negative effects of the announcement or pendency of the proposed merger or the separation transactions on the market price of UTC’s and/or Raytheon’s respective common stock and/or on their respective financial performance; (18) the ability of the parties to receive the required regulatory approvals for the proposed merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and to satisfy the other conditions to the closing of the merger on a timely basis or at all; (19) the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement; (20) risks relating to the value of the UTC shares to be issued in the proposed merger, significant transaction costs and/or unknown liabilities; (21) the possibility that the anticipated benefits from the proposed merger cannot be realized in full or at all or may take longer to realize than expected, including risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (22) risks associated with transaction-related litigation; (23) the possibility that costs or difficulties related to the integration of UTC’s and Raytheon’s operations will be greater than expected; (24) risks relating to completed merger, acquisition and divestiture activity, including UTC’s integration of Rockwell Collins, including the risk that the integration may be more difficult, time-consuming or costly than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (25) the ability of each of Raytheon, UTC, the companies resulting from the separation transactions and the combined company to retain and hire key personnel; (26) the expected benefits and timing of the separation transactions, and the risk that conditions to the separation transactions will not be satisfied and/or that the separation transactions will not be completed within the expected time frame, on the expected terms or at all; (27) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions as tax-free to UTC and UTC’s shareowners, in each case, for U.S. federal income tax purposes; (28) the possibility that any opinions, consents, approvals or rulings required in connection with the separation transactions will not be received or obtained within the expected time frame, on the expected terms or at all; (29) expected financing transactions undertaken in connection with the proposed merger and the separation transactions and risks associated with additional indebtedness; (30) the risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the separation transactions will exceed UTC’s estimates; and (31) the impact of the proposed merger and the separation transactions on the respective businesses of Raytheon and UTC and the risk that the separation transactions may be more difficult, time-consuming or costly than expected, including the impact on UTC’s resources, systems, procedures and controls, diversion of its management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.  There can be no assurance that the proposed merger, the separation transactions or any other transaction described above will in fact be consummated in the manner described or at all.  For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of UTC and Raytheon on Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time.  Any forward-looking statement speaks only as of the date on which it is made, and UTC assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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